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                                                                    EXHIBIT 99.7



                            INDEMNIFICATION AGREEMENT

     WHEREAS, the staff of the Securities and Exchange Commission has approved the use of a combined simplified prospectus and a combined statement of additional information that will describe both a variable life insurance contract and its underlying fund;

     WHEREAS, Pruco Life Insurance Company ("Pruco Life") and the Board of Directors of The Prudential Series Fund ("Series Fund") agree that a combined simplified prospectus and a combined simplified statement of additional information for the Series Fund (Reg. No. 2-80896) and The PRUvider Variable Appreciable Life Contract (Reg. No. 33-49994) (the "PRuvider Contract") will be more comprehensible and will more effectively disclose to prospective purchasers the material information relating to the PRuvider Contract and to the Series Fund than the two separate prospectuses that are currently given to prospective purchasers: and

     WHEREAS, Pruco Life recognizes that the Series Fund and the members of its Board of Directors should have no responsibility for the accuracy of the statements in the combined simplified prospectus, to the extent that those statements relate to a PRuvider Contract rather than to the Series Fund, and that the Series Fund and the members of its Board of Directors should have no obligation to verify the accuracy or completeness of such statements, such obligation being solely that of Pruco Life as the issuer of the PRuvider Contracts and as the depositor of the Pruco Life PRuvider Variable Appreciable Account;

     NOW, THEREFORE, Pruco Life hereby agrees that the Series Fund and the members of the Board of Directors of the Series Fund shall not be liable for any loss or damage resulting from any misstatement or misrepresentation or for any omission of any material fact in the combined simplified prospectus that is part of the registration statement for the Series Fund, Registration No. 2-80896, to the extent that such misstatement, misrepresentation, or omission relates to the PRuvider Contract or to any of its provisions or to the manner in which it is administered.

     Pruco Life further agrees that it will indemnify the Series Fund and any or all of the members of the Board of Directors of the Series Fund and shall hold them harmless from all cost, damage and expense that they or any of them may incur, including the expenses of legal counsel and any other expenses incurred defending any claim that may be brought against them, arising from the inclusion in the combined simplified prospectus or its statement of additional information, of any information relating to the PRUvider Contract or from the failure of that prospectus or statement of additional information to include any information relating to the PRUvider Contract.


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     Indemnification under this Agreement is conditioned upon the following:

     The Series Fund and the directors of the Series Fund will promptly notify Pruco Life if any such claim is made against any of them. In addition, the Series Fund and the directors of the Series Fund will use all reasonable care to identify and notify Pruco Life promptly concerning any situation which presents or appears likely to present the probability of such a claim. Pruco Life shall have the option to defend the Series Fund and the members of the Board of Directors of the Series Fund against any claim which may be the subject of this Indemnification Agreement and, in the event that Pruco Life so elects, it will so notify them. Upon such notification, Pruco Life shall take over complete defense of the claim. In such situation, the Series Fund and the members of the Board of Directors of the Series Fund shall fully cooperate with Pruco Life in the defense of such claim and they shall initiate no further legal or other expenses for which they shall seek indemnification under this Agreement. The Series Fund and the members of the Board of Directors of the Series Fund shall in no case confess any claim or make any compromise in any case in which Pruco Life will be asked to provide indemnification under this agreement except with Pruco Life's prior written consent.

     IN WITNESS WHEREOF, Pruco Life has caused this agreement to be executed by the officer designated below as of May 1, 1994, the effective date of the registration statement that first includes the combined simplified prospectus and the combined statement of additional information.


                                        PRUCO LIFE INSURANCE COMPANY

Witness:

________________________________        By________________________________


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